UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cian PLC

(Exact name of registrant as specified in its charter)

Cyprus (State or incorporation or organization)	Not Applicable (IRS Employer Identification No.)

64 Agiou Georgiou Makri Anna Maria Lena Court, Flat 201 Larnaca Cyprus (Address of Principal Executive Offices)	6037 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered American Depositary Shares	Name of each exchange on which each class is to be registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-260218.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Cian PLC (the “Registrant”) hereby incorporates by reference herein the description of its American Depositary Shares, each representing one ordinary share, nominal value of €0.0004 per share (the “ADSs”), to be registered hereunder, set forth under the heading “Description of American Depositary Shares” in the Registration Statement on Form F-1 (File No. 333-260218) of the Registrant, originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on October 13, 2021, as subsequently amended (the "Registration Statement"), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed to be incorporated herein by reference. The ADSs are expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company other than the ADSs are to be registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 28, 2021

Cian PLC

By:	/s/ Maksim Melnikov
Name:	Maksim Melnikov
Title:	Chief Executive Officer

By:	/s/ Mikhail Lukyanov
Name:	Mikhail Lukyanov
Title:	Chief Financial and Strategy Officer